Exhibit a under Form N-1A
                                             Exhibit 3(i) under Item 601/Reg S-K



                      FEDERATED AMERICAN LEADERS FUND, INC.

                             ARTICLES SUPPLEMENTARY


     Federated American Leaders Fund, Inc., a Maryland corporation having its principal office in the state of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is authorized to issue 500,000,000 shares of common stock, par value $.20 per share, with an aggregate par value of $100,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.



     SECOND: The Board of Directors of the Corporation hereby reclassifies (i) 25,000,000 shares of the authorized but previously unissued shares of Federated American Leaders Fund, Inc. Class A, (ii) 25,000,000 of the authorized but previously unissued shares of Federated American Leaders Fund, Inc. Class B,
(iii) 25,000,000 of the authorized but previously unissued shares of Federated American Leaders Fund, Inc. Class C, and (iv) 25,000,000 of the authorized but previously unissued shares of Federated American Leaders Fund, Inc. Class F, as follows:



        Class                                   Number of Shares



Federated American Leaders Fund, Inc. Class K      100,000,000



     THIRD: Following the aforesaid reclassification of shares, the Corporation will have the following authorized capital:


        Class                                   Number of Shares

Federated American Leaders Fund, Inc. Class A      100,000,000
Federated American Leaders Fund, Inc. Class B      100,000,000
Federated American Leaders Fund, Inc. Class C      100,000,000
Federated American Leaders Fund, Inc. Class F      100,000,000
Federated American Leaders Fund, Inc. Class K      100,000,000



     FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH, paragraph (b) of the Articles of Incorporation of the Corporation, as amended, and as set forth below:

     At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Federated American Leaders Fund, Inc. Class B Shares may be automatically converted into Federated American Leaders Fund, Inc. Class A Shares based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      FIFTH:      The stock has been classified and reclassified by the Board of Directors under the authority contained in the Charter of the Corporation.

     SIXTH: These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.


     IN WITNESS WHEREOF, Federated American Leaders Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on February 20, 2004. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.





WITNESS     FEDERATED AMERICAN
            LEADERS FUND, INC.



/s/ Todd Zerega                           /s/ John W. McGonigle
/s/ Todd Zerega                           /s/ John W. McGonigle
Assistant Secretary                       Secretary